UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
March 4, 2005 (February 28, 2005)

PEROT SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22495	75-2230700
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:
(972) 577-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 3, 2005, Perot Systems Corporation (the “Company”) entered into the Amended and Restated Credit Agreement (the “Amended and Restated Credit Facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Wachovia Bank, N.A., as Documentation Agent, and certain additional lenders. The Amended and Restated Credit Facility replaces our Credit Agreement dated as of January 20, 2004, by and among the Company, JPMorgan Chase Bank, KeyBank National Association, SunTrust Bank, Wells Fargo Bank, National Association, Southwest Bank of Texas, N.A., Southtrust Bank, and Comerica Bank. The Amended and Restated Credit Facility increases the capacity of the Company’s revolving credit line from $100 million to $275 million. At the closing of the Amended and Restated Credit Facility, the Company borrowed approximately $76.5 million under our revolving credit line in connection with the purchase of our headquarters facility (as described in Item 1.02 below). A copy of the Amended and Restated Credit Agreement is filed herewith as Exhibit 10.38.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On February 28, 2005, the Company gave notice that it would purchase its headquarters facility (including land) located in Plano, Texas, under the terms of its Master Lease Agreement and Mortgage and Deed of Trust (the “Master Lease”) dated as of June 22, 2000, between Perot Systems Business Trust No. 2000-1 and PSC Management Limited Partnership. Perot Systems purchased the headquarters facility on March 3, 2005. Upon completion of the purchase of the land and headquarters facility, the Master Lease was terminated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit
Number	Description
10.38	Amended and Restated Credit Agreement dated March 3, 2005 among Perot Systems Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Wachovia Bank, N.A., as Documentation Agent, and certain additional lenders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005	PEROT SYSTEMS CORPORATION

By: /s/ Rex C. Mills
Rex C. Mills, Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
10.38	Amended and Restated Credit Agreement by and among Perot Systems Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, SunTrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, and Wachovia Bank, N.A., as Documentation Agent, and certain additional lenders .